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                        [COOPERS & LYBRAND LETTERHEAD]



November 5, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the revised statements made by First Independent Corporation which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report for the month of October 1996. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.
    ------------------------
    Coopers & Lybrand L.L.P.


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